UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2012 (March 7, 2012)

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-169355	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2012, the board of directors of American Realty Capital – Retail Centers of America, Inc. (the “Company”) ratified the Company’s entry, through its sponsor, American Realty Capital IV, LLC, into a purchase and sale agreement to acquire the fee-simple interest in the Liberty Crossing Shopping Center, located in Rowlett, Texas. The seller of the property is NWC Liberty Grove & SH 66, Ltd. The seller does not have a material relationship with the Company and the acquisition is not an affiliated transaction.  Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to the satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller.

The Liberty Crossing Shopping Center contains approximately 105,861 rentable square feet and is 95% leased to 16 tenants. Three tenants, Ross Stores, Inc. (NASDAQ: ROST), PetSmart, Inc. (NASDAQ: PETM), each of which are rated by major credit rating agencies, and Dollar Tree, Inc. (NASDAQ: DLTR), represent 40% of the in-place net operating income of the property.

The lease to Ross Stores, Inc. commenced in October 2008, has an 11-year term and expires in January 2019.  The lease contains a rental escalation of 5% in 2014. The lease contains four renewal options of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized rental income for the initial lease term is approximately $290,400.

The lease to PetSmart, Inc. commenced in December 2008, has a 10-year term and expires in November 2018.  The lease contains a rental escalation of 6% in 2014. The lease contains four renewal options of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized rental income for the initial lease term is approximately $248,100.

The lease to Dollar Tree, Inc. commenced in August 2008, has a 10-year term and expires in July 2018.  The lease contains no rental escalations. The lease contains two renewal options of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized rental income for the initial lease term is approximately $115,000.

The contract purchase price of Liberty Crossing Shopping Center is approximately $22.2 million, exclusive of closing costs. The Company intends to fund 20% of the purchase price with proceeds from the Company’s ongoing initial public offering and the remainder with a first mortgage loan at an estimated 55% loan-to-value ratio and mezzanine debt at an estimated 25% loan-to-value ratio. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

A copy of the press release announcing the entry into a purchase and sale agreement for the Liberty Crossing Shopping Center is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective March 7, 2012, William M. Kahane resigned as President and Chief Operating Officer of the Company, as a result of Mr. Kahane’s appointment as President and Chief Executive Officer of American Realty Capital Trust, Inc. (“ARCT”). On March 1, 2012, ARCT internalized the management services previously provided by its affiliates and ARCT’s common stock was listed on The NASDAQ Global Select Market. Mr. Kahane will remain as a member of the Board of Directors of the Company.

Simultaneous with Mr. Kahane’s resignation, the Board of Directors of the Company appointed Edward M. Weil, Jr., currently the Company’s Executive Vice President and Secretary, as President, Chief Operating Officer and Secretary, effective March 7, 2012, in accordance with the terms of the Company’s Bylaws. Mr. Weil has been Executive Vice President and Secretary of the Company since its formation in August 2010.

Mr. Weil, 44, was also executive vice president of the Company’s advisor since its formation in May 2010 and became president, chief executive officer and secretary of the Company’s advisor in March 2012. Mr. Weil has been the chief executive officer of Realty Capital Securities, LLC, a broker-dealer registered with FINRA, since December 2010. Mr. Weil also was the executive vice president and secretary of ARCT and executive vice president of the ARCT advisor and the ARCT property manager from their formation in August 2007 through February 2012. Mr. Weil has also been executive vice president and secretary of American Realty Capital New York Recovery REIT, Inc. (“NYRR”) since its formation in October 2009 and executive vice president of the NYRR property manager and the NYRR advisor since their formation in November 2009. Mr. Weil also was executive vice president and secretary of American Realty Capital Properties, Inc. (“ARCP”) from its formation in December 2010 through February 2012 and executive vice president and secretary of its advisor from its formation in November 2010 through February 2012. Mr. Weil became president, chief operating officer, secretary and treasurer and a director of ARCP and president, chief operating officer, secretary and treasurer of the ARCP manager in March 2012. He also was executive vice president and secretary of American Realty Capital Healthcare Trust, Inc. (“ARC HC”) since its formation in August 2010 and executive vice president and secretary of the ARC HC advisor and property manager since their formation in August 2010. Mr. Weil became president, chief operating officer and secretary of ARC HC and the ARC HC advisor and property manager in March 2012. Mr. Weil has served as executive vice president and secretary of American Realty Capital III, Inc. (“ARCT III”) since its formation in October 2010, and has served as president, chief operating officer, secretary, treasurer and a director of ARCT III since February 2012. Mr. Weil served as executive vice president and secretary of the ARCT III advisor and property manager since their formation in October 2010 and has served as president, chief operating officer, secretary and treasurer of the ARCT III advisor and property manager since March 2012. Mr. Weil also was executive vice president and secretary of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) from its formation in September 2010 through February 2012 and executive vice president and secretary of its advisor and property manager from their formation in September 2010 through February 2012. Mr. Weil became president, chief operating officer, secretary, treasurer and a director of ARC DNAV and president, chief operating officer, secretary and treasurer of the ARC DNAV advisor and property manager in March 2012. From October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited. He was formerly the senior vice president of sales and leasing for American Financial Realty Trust (as well as for its predecessor, American Realty Financial Group) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square-foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. From July 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

Item 8.01.	Other Events.

On March 9, 2012, the Company announced that it broke escrow and issued shares of common stock to American Realty Capital IV, LLC, the Company’s sponsor, which purchased $2.0 million of the Company’s shares of common stock at a purchase price of $9.00 per share. Subscriptions from residents of Tennessee or Pennsylvania will be held in escrow until the Company has received aggregate subscriptions of at least $20 million and $75 million, respectively.

The board of directors previously declared a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.0017534247 per day. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. As a result of the escrow break and the potential property acquisition described above, the Company expects that distributions will begin to accrue 30 days following the closing of the acquisition of the Liberty Crossing Shopping Center.

A copy of the press release announcing the escrow break and distribution information is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: March 9, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors